Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 10 being filed by Certified Diabetic Services, Inc. of our report dated July 23, 2008, with respect to the Consolidated Financial Statements of Diabetic Plus, Inc. (the “Company”) for the years ended October 31, 2007 and 2006.

/s/ KBL, LLP
Tampa, Florida April 15, 2009